                                   Exhibit 11
                                 ADE CORPORATION
             Statement Regarding Computation of Net Income Per Share

                                                                   Three months ended              Six months ended
                                                                       October 31,                     October 31,
                                                                --------------------------       ---------------------
                                                                     1997         1996               1997         1996
                                                                     ----         ----               ----         ----
                                                                        (unaudited)                     (unaudited)
Net income                                                             $630          $3,117        $4,513       $5,665
                                                                       ====          ======        ======       ======

Weighted average common and
 common equivalent shares outstanding:

   a. Shares attributable to common stock outstanding                10,838           8,450         9,728        8,447

   b. Shares attributable to common stock options
        pursuant to APB 15                                              478             322           492          371
                                                                        ---             ---           ---          ---

Shares used in computation                                           11,316           8,772        10,220        8,818
                                                                     ======           =====        ======        =====

Net income per share                                                  $0.06           $0.36         $0.44        $0.64
                                                                     ======           =====        ======        =====

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